UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2006
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Election of New Director
     On October 27, 2006, the Board of Directors of American Medical Systems Holdings, Inc. (the “Company” or “AMS”), upon recommendation of the Nominating / Corporate Governance Committee of the Board, elected Jane E. Kiernan to serve as a director of the Company until the 2009 annual meeting of stockholders. The Company now has nine directors, eight of whom are independent. Ms. Kiernan was also appointed by AMS’ Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, to serve as a member of the Board’s Audit Committee and the Nominating / Corporate Governance Committee. There is no arrangement or understanding between Ms. Kiernan and any other person pursuant to which Ms. Kiernan was selected as a director of AMS. Ms. Kiernan does not have any direct or indirect material interest in any existing or currently proposed transaction to which AMS is or may become a party.
     Ms. Kiernan, age 45, is the General Manager of Clintec Nutrition, a division of Baxter Healthcare Corporation and a business unit that is a provider of parenteral nutrition products. From 2001 to 2003, Ms. Kiernan was the Vice President and General Manager of specialty therapies, another division of Baxter Healthcare Corporation and from 2000 to 2001, she was the Vice President of Strategy for Baxter Healthcare Corporation. From 1995 to 2000, Ms. Kiernan was the Vice President of Finance, Distribution and Services for Allegiance Healthcare Corporation, a provider of healthcare products and services.
     In connection with the election of Jane E. Kiernan to the Board of Directors, Ms. Kiernan was granted a nonqualified stock option to purchase [40,000] shares of AMS’ common stock at an exercise price of $18.865 (equal to the fair market value of a share of common stock on the date of grant) that vests over a three-year period from the date of grant, as long as the non-employee director continues to serve on the board, and becomes immediately exercisable in full upon a change in control. The option expires seven years from the date of grant. Pursuant to AMS’ independent director compensation program and schedule, Ms. Kiernan will also be paid an annual retainer for serving on the Board of Directors in the amount of $40,000 and compensation for being a member of the Audit Committee and Nominating and Corporate Governance Committee.
     AMS issued a press release announcing the election of Ms. Kiernan. A copy of this press release is attached hereto as Exhibit 99.1.
     Appointment of Dr. McLellan and Mr. Sharma to AMS Committees
     On October 27, 2006, the Board of Directors, upon recommendation of the Nominating / Corporate Governance Committee, appointed Dr. Robert McLellan to serve as a member of the Nominating and Corporate Governance Committee and the newly-formed Technology and Business Development Committee of the Board, and appointed D. Verne Sharma as a member of the Board’s Compensation Committee and the Technology and Business Development Committee. Pursuant to AMS’ independent director compensation schedule, Dr. McLellan and Mr. Sharma will be paid compensation for being members of AMS’ committees. This information updates the Form 8-K previously filed by AMS on August 8, 2006, reporting the election of Dr. McLellan and Mr. Sharma.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	American Medical Systems Holdings, Inc. Press Release dated October 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: October 31, 2006	By /s/ Martin J. Emerson
Martin J. Emerson
President and Chief Executive Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	American Medical Systems Holdings, Inc. Press Release dated October 31, 2006.